Exhibit 10.1
Execution Version
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of June 23, 2010, by and among WALTER INVESTMENT MANAGEMENT CORP., a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of April 20, 2009, and amended by that certain First Amendment to Revolving Credit Agreement dated as of February 16, 2010, (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
     1. Amendments.
     (a) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definition of “Unencumbered Assets” and (ii) replacing the definition of “Revolving Commitment Termination Date” in its entirety with the following definition:
     “Revolving Commitment Termination Date” shall mean the earliest of (i) (A) April 13, 2011 for Revolving Commitments and (B) April 8, 2011 for the Swingline Commitments and the LC Commitments, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8, (iii) the date on which the Administrative Agent draws on the Support Letter of Credit and (iv) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
     (b) Section 6.1 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

          Section 6.1 [Reserved.]
     (c) Section 7.6 of the Credit Agreement is hereby amended by adding the word “and” to the end of clause (c) thereof, replacing “; and” at the end of clause (d) thereof with “.” and deleting clause (e) thereof in its entirety.
     (d) Section 7.8 of the Credit Agreement is hereby amended by replacing clause (iv) of the proviso thereto in its entirety with the following:
     (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement governing Indebtedness permitted under Sections 7.1(h) or (i)
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrower, each of the Subsidiary Loan Parties and the Lenders.
     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:
     (a) The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;
     (b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;
     (c) The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries;

     (d) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and
     (e) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
     4. Reaffirmation of Subsidiary Guaranty Agreement. Each Subsidiary Loan Party consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Loan Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guaranty Agreement (i) is and shall continue to be a primary obligation of the Subsidiary Loan Parties, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Loan Parties under the Subsidiary Guaranty Agreement.
     5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Loan Parties, by their respective authorized officers as of the day and year first above written.

BORROWER: WALTER INVESTMENT MANAGEMENT CORP.
By:	/s/ Kimberly A. Perez
	Name:	Kimberly A. Perez
	Title:	CFO

SUBSIDIARY LOAN PARTIES: BEST INSURORS, INC.
By:	/s/ Kimberly A. Perez
	Name:	Kimberly A. Perez
	Title:	CFO

HANOVER CAPITAL PARTNERS 2, LTD.
By:	/s/ Kimberly A. Perez
	Name:	Kimberly A. Perez
	Title:	CFO

HANOVER CAPITAL SECURITIES, INC.
By:	/s/ Kimberly A. Perez
	Name:	Kimberly A. Perez
	Title:	CFO

WALTER MORTGAGE COMPANY, LLC
By:	/s/ Kimberly A. Perez
	Name:	Kimberly A. Perez
	Title:	CFO

[SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ Steven A. Deily

Name: Steven A. Deily
Title: Managing Director

REGIONS BANK

By:	/s/ April Monteith

Name: April Monteith
Title: Vice President
[SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT]